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                                                                   EXHIBIT 99.2
                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION


In re:                                    )          Case No. 94 B 25586
                                          )          Chapter 7
LEONARD CHAVIN                            )          Hon. Susan Pierson Sonderby
SSN: ###-##-####                          )
                                          )
        Debtor                            )
                                          )
----------------------------------------  )
GUS A. PALOIAN, not individually, but     )
solely as the Trustee of the Bankruptcy   )
Estate of Leonard Chavin,                 )
                                          )
        Plaintiff,                        )          Adv. Proc. No. 95 A 10624;
                                          )          Civil Case No. 96 C 0610
                                          )
  v.                                      )
                                          )
                                          )
BONNIE SCHWARTZBAUM,                      )
                                          )
        Defendant.                        )
                                          )
----------------------------------------  )
GUS A. PALOIAN, not individually, but     )
solely as the Trustee of the Bankruptcy   )
Estate of Leonard Chavin,                 )
                                          )
        Plaintiff,                        )          Adv. Proc. No. 96 A 00173;
                                          )          Civil Case No. 96 C 1331
                                          )
                                          )
     v.                                   )
                                          )
                                          )
MARLENE CHAVIN,                           )
                                          )
        Defendant.                        )
                                          )
----------------------------------------  )









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GUS A. PALOIAN, not individually, but     )
solely as the Trustee of the Bankruptcy   )
Estate of Leonard Chavin,                 )
                                          ) Adv. Proc. No. 97 A 00166;
                                          ) Civil Case No. 97 C 1246
                                          )
                   Plaintiff,             )
                                          )
     v.                                   )
                                          )
                                          ) Hon. Susan Pierson Sonderby
                                          ) Hearing Date: October 29, 1997
                                          ) Hearing Time: 10:00 a.m.
                                          )
SHARI VASS,                               )
                                          )
                Defendant.                )

----------------------------------------


                     ORDER APPROVING TRUSTEE'S MOTION TO
                   COMPROMISE CONTROVERSIES AND SELL ASSETS

     This matter having been presented to the Court upon the TRUSTEE'S MOTION FOR AUTHORITY TO COMPROMISE CONTROVERSIES AND SELL ASSETS, (the "Motion") and the Court having reviewed the pleadings filed in connection with the Motion and having otherwise been advised in the premises concludes that (a) there has been proper notice of the Motion and (b) good cause exists for the approval of the Motion and the entry of this Order in that, among other things, the Compromise described by the Motion is in the best interests of the Bankruptcy Estate and is fair and equitable;

DOES HEREBY ORDER, DECREE AND ADJUDGE THAT:

     1.   The Motion is approved in all respects;

     2. On behalf of the Bankruptcy Estate, the Trustee hereby is authorized to settle (A) the Schwartzbaum Adversary (Case Nos. 95-A-10624 and 96-C-0610); (B) the Marlene Chavin Adversary (Case Nos. 96-A 00173 and 96-C-1331) and (C) the Vass Adversary (Case Nos. 97-A-166 and 97-C-1246) pursuant to the terms of the attached Settlement Agreement;

     3. The Trustee hereby is authorized to execute and consummate the attached Settlement Agreement and any and all the related notices and agreements to effectuate the settlement.

     4. The Trustee hereby is authorized to liquidate the 85,000 shares of General Employment through sales by private trade or through the Broker earlier retained in these proceedings under the same or better brokerage terms without further order of the Court; and


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      5.   The Trustee hereby is authorized to take all actions
           necessary and appropriate to implement the terms of this Order.

ENTERED:_____________                _____________________________
                                     U.S. Bankruptcy Judge



                                                                         ENTERED

                                                                    OCT 29, 1997
                                                          SUSAN PIERSON SONDERBY
                                                                 BANKRUPTY JUDGE